                                 BUILD-TO-SUIT
                    WAREHOUSE AND DISTRIBUTION CENTER LEASE

LESSOR:  KENT CENTRAL, L.L.C.

LESSEE:  EAGLE HARDWARE & GARDEN DISTRIBUTION SERVICES, INC.

DATED:   As of June 18, 1997

RECITALS

         A. LESSOR is the owner of that certain real property described on Exhibit A attached hereto in Kent, Washington consisting of a parcel of land containing approximately 1,292,000 square feet +/- of land area.

         B. LESSOR desires to lease to LESSEE such real property, and also the related assets described herein, following completion of construction of the improvements substantially in accordance with the Site Plan depicted on Exhibit B and the specifications depicted on Exhibit C and on the schedule depicted on Exhibit D, and LESSEE desires to lease the same, on the terms and conditions set forth in this Lease (the "Lease").

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, LESSOR and LESSEE agree as follows.

SECTION 1: SUBJECT MATTER

         The subject matter of this Lease is the following assets (herein collectively the "Assets"):

         (a) The LESSOR's right, title and interest in the real property described on Exhibit A hereto, together with all such right, title and interest in and to all abutting roads and appurtenant easements (herein the "Real Property").

         (b) All buildings, structures, fixtures and other improvements to be built on the Real Property (herein the "Improvements"). The Real Property and the Improvements are herein sometimes collectively referred to as the "Premises".

         (c) All personal property, (except personal property owned by construction contractors of the Improvements) of every kind and nature used by LESSOR in connection with the operation of the Premises (herein the "Personal Property"). The Personal Property includes, without limitation, all files, records and plans related to the Assets.

         (d) All warranties in favor of LESSOR, and all permits, licenses, operating agreements, reciprocal easement agreements, service contracts related to the Premises and/or the Personal Property, (herein collectively the "Intangible Assets").

         (e) The LESSORS's interest as Owner in all construction contracts and related agreements with respect to the Premises and all guarantees related thereto.

SECTION 2: AGREEMENT TO LEASE

         Subject to the satisfaction of all the conditions contained herein, LESSOR shall lease to LESSEE and LESSEE shall lease from LESSOR the Assets at the rental and on the terms and conditions set forth herein. It is understood and agreed between the parties that this is an absolute "net" lease wherein LESSEE not only pays rent but is responsible for all costs and expenses of maintaining and operating the Premises during the term of the Lease including, but not limited to, the payment of taxes, insurance and all maintenance, repairs and replacements.

         It is understood and agreed that LESSEE shall have the right, at its own expense, to perform any and all fixturing and other work that LESSEE deems necessary or desirable for its purposes preparatory to opening for business, and LESSOR hereby grants permission to LESSEE, at any time or times subsequent to execution of this Lease and prior to commencement of the term hereof, to come upon, enter, and have access to the Premises, and such adjacent areas as may be necessary, to accomplish such purposes, so long as LESSEE does not interfere with LESSOR's construction, fixturing and other work.

         LESSEE may, with LESSOR's written consent, which LESSOR covenants shall not be unreasonably withheld, enter the Premises prior to the Commencement Date solely for the purpose of installing LESSEE's Personal Property and equipment as long as such entry does not interfere with the orderly construction and completion of the Premises. LESSEE shall notify LESSOR of its desired time(s) of entry and shall submit for LESSOR's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. LESSEE hereby indemnifies and agrees to protect, defend and hold LESSOR harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) for any nature whatsoever; together with reasonable attorney fees for counsel of LESSOR's choice, arising out of or in connection with the installation of LESSEE's Personal Property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage).

         LESSEE shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of LESSEE. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of LESSEE shall be deemed to be for the immediate use and benefit of LESSOR so that no mechanic's lien or other lien shall be allowed against LESSOR's estate in the premises. LESSEE shall provide, at LESSEE's own cost, waivers of lien signed by any party (including the LESSEE) who performs work, furnishes materials or supplies equipment to the Premises. LESSOR may require, at LESSEE's sole cost and expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which LESSEE desires to make, to insure LESSOR against any liability for lien and to insure completion of the work. Nothing contained herein shall preclude LESSEE from contesting liens from time to time in good faith provided LESSEE posts the requisite bonds or other security to prevent enforcement of judgment on any lien.

SECTION 3: TERM

         The term of this Lease shall be for twenty (20) years and shall commence on the Completion Date, as described in Section 6.2 below. LESSEE's obligation to pay rent shall commence on the Completion Date. LESSEE shall be entitled to possession of the Premises from and after the Completion Date.

         LESSEE is hereby granted an option to extend the term of this Lease for two (2) separate and successive option periods of five (5) years each upon the same terms and conditions as are provided for herein, except that the amount of rent shall be negotiated promptly after the exercise of the option. Such option shall be executed by LESSEE giving LESSOR written notice of exercise of the option at least six (6) months prior to the expiration of the initial term of this Lease or the term of the then existing option period, as the case may be.

SECTION 4: RENT

         SECTION 4.1: INITIAL RENT. The annual rental during the first five
(5) years of this Lease shall be Two Million Four Hundred Dollars ($2,400,000.00) per year to be paid in equal monthly installments of Two Hundred Thousand Dollars ($200,000.00) per month. All rentals required to be paid by the terms of this clause shall be paid to the LESSOR on or before the first of each month, in advance, provided that should this Lease commence or terminate on a date other than the end of the month then such rent shall be prorated in proportion to the number of days in that first or last month.

         SECTION 4.2: ADJUSTMENT TO RENT. To provide an equitable adjustment of rent to offset the effects of inflation, the annual rental shall be adjusted at the end of each five year anniversary of the commencement date of this Lease, the adjustment to be determined by the Index (as defined below) published closest, but prior to, the first month of the first year of the Lease term (the "Base Index") and every fifth year of the term (the "Subsequent Index") in accordance with changes in the Consumer Price Index for all Urban Consumers for the Seattle/Tacoma area on the 1982 - 84 = 100 base published by the Bureau of Labor Statistics, U.S. Department of Labor (the "the Index") using the procedures set forth in Section 4.3 below. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced by the Bureau shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or raised, and if the Index is not so replaced, LESSOR shall adopt a substitute index or substitute procedure which reasonably reflects changes in the purchasing power of the U.S. dollar.

         SECTION 4.3: ADJUSTED MINIMUM RENT. During each five year period following the first five year period of the term, LESSEE shall pay LESSOR rent equal to the Subsequent Index divided by the Base Index and multiplied by the rent set forth in Section 4.1 above (the "Adjusted Rent"), computed in accordance with the following formula:

                                    Subsequent Index x Rent
                   Adjusted Rent =  -----------------------
                                          Base Index

         SECTION 4.4: SALES TAX EXEMPTION

         This Lease is intended to qualify under the Warehouse and Grain Elevator Operations Tax Exemption act effective May 20, 1997, enacted by the State of Washington to encourage and stimulate the construction of large regional distribution centers in the State of Washington by offering tax incentives in the form of sales tax exemptions on such projects. LESSOR hereby agrees to pass all of the economic benefit of such exemptions on to LESSEE in the form of reduced rent payments. The total amount of the rebates received by LESSOR shall be applied against rent beginning with the commencement date of the term of the Lease and continuing thereafter until the rebates are fully applied. In the event that the State of Washington rejects or disputes the appropriateness of the rebate at any time after any rebates has been received by LESSOR and applied as provided hereunder LESSEE will defend LESSOR and hold LESSOR harmless in connection with such claim. If LESSOR is required to pay or reimburse the State of Washington any amount in connection with such rebate, LESSEE will reimburse LESSOR the entire amount immediately on demand by LESSOR. The terms of this agreement will survive the termination of this Lease.

SECTION 5: USE OF PREMISES

         LESSEE shall use the Premises as a warehouse and distribution center and for any other lawful purpose and shall comply with all laws, rules and regulations applicable to said Premises.

SECTION 6: CONDITIONS TO LESSEE'S OBLIGATIONS

         The obligation of LESSEE hereunder to lease the Premises is subject to the satisfaction of each of the following conditions, and all other conditions contained herein, any or all of which may be waived by LESSEE, in whole or in part (but only expressly and in writing). LESSOR agrees to use its reasonable best efforts to satisfy such conditions, and to cooperate with LESSEE in the satisfaction of the same.

         SECTION 6.1: TITLE TO PROPERTY. All the Completion Date, title to the Premises must be free and clear of all defects, easements, restrictions, liens, security interests and encumbrances except for those which are deemed to be Permitted Exceptions as shown on Exhibit E attached hereto.

         SECTION 6.2: COMPLETION OF CONSTRUCTION. Prior to commencement of the term of this Lease, and in no event later than December 31, 1998, LESSOR shall complete construction of the Improvements substantially in accordance with the Site Plan and Schematic Design depicted on Exhibit B and the specifications depicted on Exhibit C and on the schedule depicted on Exhibit
D. This condition shall be deemed satisfied when the City of Kent delivers its Certificate of Occupancy and the Architect has executed a Certificate of Substantial Completion. (The "Completion Date"). As used herein, the term "Substantial Completion" shall mean that the Improvements have been completed in substantial accordance with the Final Plans subject only to completion of minor punch list items which do not interfere with the utilization of the Improvements for the purpose for which they were intended in any material way and that if a conditional or temporary occupancy permit is customarily issued for construction of the Improvements before punchlist items are completed, then such permit has been issued by the appropriate local government authority. Landscaping and other exterior items shall not prevent the occurrence of Substantial Completion.

         SECTION 6.3: ENVIRONMENTAL CLEANUP. Seller shall have completed the required environmental cleanup of the property required to obtain the anticipated Consent Decree prior to the Completion Date.

         SECTION 6.4: ZONING AND PERMITS. The Premises may be lawfully used by LESSEE as a warehouse and distribution center and there are no restrictive covenants, zoning or other ordinances or regulations which will prevent LESSEE from conducting such business on or about the Premises. LESSOR covenants, warrants and represents to LESSEE that possession of the Premises will be delivered to LESSEE free and clear of all liens and encumbrances (except permitted Exceptions) and violations of law on or before the commencement date of this Lease.

SECTION 7: REPRESENTATIONS AND WARRANTIES OF LESSOR (a "Warranty")

         SECTION 7.1: TITLE AND CONVEYANCE. LESSOR owns the Assets free and clear of any and all liens, claims, encumbrances and adverse interests other than the Permitted Exceptions; at the Completion Date, title to the Assets shall be free and clear of all liens, claims, encumbrances and adverse interests except only that the Permitted Exceptions shall apply to the Premises. LESSOR has full right, power and authority to lease the Assets in accordance with this Lease. No approval or consent of any person, firm or other entity is required to be obtained by LESSOR to permit LESSOR to lease the Premises to LESSEE.

         SECTION 7.2: INFORMATION AND DOCUMENTS. To the best of LESSOR's actual knowledge, all information and documents delivered by LESSOR in connection with the transaction contemplated hereby, including all documents and information to be delivered pursuant to Section 6 above, are and shall be completed, true and accurate.

         SECTION 7.3: EXISTING TENANCIES. To the best of LESSOR's actual knowledge, there are no leases or tenancies affecting all or any part of the Premises. There are no written or oral promises, understandings, agreements or other commitments between LESSOR any tenant or any other person affecting the Assets which have not been disclosed, in writing, to LESSEE.

         SECTION 7.4: HAZARDOUS MATERIALS

         (a) Definition. The term "Hazardous waste or materials or substances" as used in this Lease is used in its very broadest sense and includes, but is not limited to, materials and substances designated as hazardous under any federal, state or local act or ordinance.

         (b) LESSOR's Representations. LESSOR represents that the subject site is the former site of Birmingham Steel. This site contains some materials designated as hazardous by the DOE. LESSOR is in the process of cleanup necessary to obtain a Consent Decree and Covenant Not To Sue from the Department of Ecology. The Consent Decree will allow the uses of the site including warehousing. It is anticipated that the Consent Decree will prohibit access to the ground water and uses such as residential uses and schools. The Consent Decree will be assigned to LESSEE at the Completion Date.

         SECTION 7.5: CONTRACTS. All contracts which are a part of the Assets (including, without limitation, all contracts included in the Intangible Assets), are valid and enforceable obligations of the signatories thereto. LESSOR has not assigned its interest in or waived any right under any of such contracts. No consents are necessary for assignment of any contract pursuant hereto and no such assignment will be a default under any such contract. There shall not be, at the Completion Date, any contracts affecting the Assets other than those previously reviewed by LESSEE or entered into by LESSEE. Each of such contracts will be free from default and no act, event, occurrence or omission has occurred or exists which, together with notice, the passage of time, or both, would constitute such a default.

SECTION 8: REPRESENTATIONS AND WARRANTIES OF LESSEE

         SECTION 8.1: AUTHORITY. LESSEE has full right, power and authority to lease the Premises in accordance with this Lease. No approval or consent of any person, firm, lender or other entity is required to be obtained by LESSEE to permit LESSEE to lease the Premises from LESSOR.

SECTION 9: INDEMNIFICATION

         Except as otherwise specifically provided herein, LESSOR shall be responsible for and pay, and shall defend, indemnify and hold LESSEE and the Assets harmless from any and all liens, liabilities, losses, claims and causes of action (including related attorneys' fees, fines, remediation costs and all other costs) which are related to the required environmental cleanup described in Section 6.3, the inaccuracy or alleged inaccuracy of any Warranty and/or are related to breach of any covenant of LESSOR contained herein. LESSEE shall hold harmless and defend LESSOR from any action, liabilities, losses, claims and causes of action (including related attorney's fees, fines, remediation costs and all other costs), (a) which are incurred or which arise relating to the Assets after the Completion Date, and/or (b) are related to the inaccuracy or alleged inaccuracy of any Warranty and/or are related to breach of any covenant of LESSEE contained herein.

SECTION 10: BROKERS

         Each party represents to the other party that it has not had dealings with any real estate broker or finder which has created the obligation to pay a commission or fee with respect to this transaction other than Brett Hartzell/Lane Bockman of CB Commercial and Dick Fosness/Chris Corr of Kidder Mathews and Sogner (the "Brokers"). A commission will be paid by LESSOR to the Brokers pursuant to a separate agreement. Each party shall indemnify the other against any claim arising out of the indemnifying party's conduct with any other brokers or finders.

SECTION 11: MAINTENANCE AND REPAIR

         LESSEE agrees to keep and maintain the Premises, including, but not limited to, roof, ceilings, foundations, insulation, footings, exterior walls, underground utilities, sprinkler system and air conditioning of the Premises in a reasonable state of repair during the term of this Lease and the LESSEE will at all times keep the Premises neat and clean and in a sanitary condition and will replace any glass of windows and doors that may become cracked or broken and, except for reasonable wear and tear and damage by fire and/or other unavoidable casualty, will at all times preserve said Premises in as good repair as they now are or may hereafter be placed.

SECTION 12: LESSEE'S RIGHT TO MAKE ALTERATIONS

         Subject to the qualifications of Paragraph 11, LESSEE may at its own expense, from time to time during the term hereof, remodel and make such alterations, additions and changes to the interior and exterior of the Premises as it finds necessary or convenient for its normal business purposes, including its own choice of paints, colors, designs, displays and signs; provided, such work when completed will not impair the structural integrity or value of the building. LESSEE agrees that all alterations, additions and changes made by it will be made in a first-class, workmanlike manner, and shall comply with all local and state laws or ordinances, and anything in this Lease to the contrary notwithstanding, the LESSOR and LESSEE agree that the LESSEE shall have neither the right not the obligation at the end of the term of this Lease or any extension thereof to remove the same or to change such structure or restore the Premises to the condition in which they were originally.

SECTION 13: LIENS

         LESSEE shall keep the Premises free of and hold LESSOR harmless from any expense from any liens arising out of any work performed, materials furnished or obligations incurred by LESSEE, provided, however, that LESSEE shall have the right to contest any liens from time to time in good faith.

SECTION 14: ASSIGNMENT AND SUBLETTING

         LESSEE may not assign, mortgage or encumber this Lease, in whole or in part, nor sublet all or any part of the Premises without LESSOR's prior written consent, which consent LESSOR covenants shall not be unreasonably withheld. However, LESSEE may assign this Lease to its parent company or to an affiliated company under common control. If this Lease be assigned or if the Premises or any part thereof be occupied by anybody other than LESSEE, LESSOR may collect rent from the assignee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a release of LESSEE from the further performance of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, LESSEE shall remain fully liable and shall not be released from performing any of the terms of this Lease.

SECTION 15: ACCESS

         LESSEE shall allow LESSOR or LESSOR's agents free access at all times to said Premises for the purpose of inspecting the Premises. The LESSOR shall have the right to place and maintain reasonable and dignified "For Rent" signs in a conspicuous place on said Premises for ninety (90) days prior to the expiration of this Lease.

SECTION 16: DAMAGE OR DESTRUCTION

         In the event the Premises are damaged or destroyed by fire or other casualty against which the Premises are insured, LESSEE shall thereupon cause such damage to be repaired as soon as reasonably possible and LESSOR agrees to make the insurance proceeds available to LESSEE to repair or restore the Premises.

SECTION 17: TAXES AND UTILITIES

         The LESSEE hereby covenants and agrees to pay for all real estate taxes and assessments levied upon the Premises that become due and payable during the term of this Lease. In the event that any such taxes cover any period of time prior to commencement or after the expiration of the term of this Lease, LESSEE's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. LESSEE further agrees to pay all charges for heat, light and water, and for all other public utilities which will be used in or charged against the Premises during the full term of this Lease. In the event LESSEE shall desire to contest in good faith any tax, LESSEE may file in the name of LESSOR all such protests or other instruments and institute and prosecute proceedings for the purpose of such contest.

SECTION 18: SIGNS

         The LESSEE shall have the right to erect and place any and all signs on the Premises, including the building, as it deems necessary or desirable in the conduct of its business, but any signs placed on the Premises by the LESSEE shall be removed by the LESSEE at the termination of this Lease and LESSEE shall repair any damage or injury to the Premises caused by such removal, and if not so removed by LESSEE then LESSOR may have the same so removed at LESSEE's expense.

SECTION 19: DEFAULT AND REENTRY

         SECTION 19.1: DEFAULT. The occurrence of any one or more of the following events shall constitute a default of this Lease by LESSEE.

         (a) Failure to Pay Rent. The failure by LESSEE to make any payment
             -------------------
of rent reserved hereunder, or any part thereof, as and when due, where such failure shall continue for a period of five (5) days after LESSEE's receipt of written notice from the LESSOR of such default.

         (b) Failure to Perform. The failure by LESSEE to observe or perform
             -------------------
any of the covenants, conditions or provisions of this Lease to be observed or performed by LESSEE, other than described in Paragraph 19.1(a) above, where such failure shall continue for a period of thirty (30) days after LESSEE's receipt of written notice thereof from LESSOR; provided, however, that if the nature of LESSEE's default is such that more than thirty
(30) days are reasonably required for its cure, then LESSEE shall not be deemed to be in default if LESSEE commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         SECTION 19.2: REMEDIES FOR DEFAULT. In the event of any such default by LESSEE, LESSOR may terminate this Lease by giving notice of such termination to LESSEE, which termination shall be effective as of the thirtieth (30th) day following the date upon which such notice of termination is received by LESSEE. If this Lease is terminated under the provisions of this Paragraph 19.2, LESSOR may reenter the Premises, but notwithstanding such reentry the liability of the LESSEE for rent herein provided for shall not be extinguished for the balance of the term of this Lease and LESSEE covenants and agrees to make good to LESSOR any deficiency from a reentry and reletting of the Premises at a lesser rental than herein agreed to, provided the LESSOR makes good faith efforts to relet the Premises at a rental equal to or greater than that provided for under this Lease. The LESSEE shall pay any such deficiency each month as the amount thereof is ascertained by LESSOR.

SECTION 20: NONWAIVER OF BREACH

         The failure of the LESSOR or LESSEE to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any right herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

SECTION 21: INSURANCE INDEMNITY

         LESSEE shall during the entire term hereof keep in full force and effect a policy of public liability insurance having limits of not less than $1,000,000 per individual, $1,000,000 per accident and $500,000 for damage to property, and which shall name the LESSOR and LESSEE as insureds. LESSEE shall, during the entire term hereof, keep in full force and effect an insurance policy covering the Premises against fire, extended coverage endorsement, and vandalism and/or malicious mischief endorsement, excluding earthquake and flood damage, in an amount sufficient to cover the replacement cost of the leased building Premises, naming the LESSOR as loss payee. The policies of insurance required under this clause shall require at least ten
(10) days' prior notice to the LESSOR of cancellation and LESSEE agrees to provide LESSOR with a certificate of insurance for all such policies. It shall be LESSOR's sole responsibility to inform LESSEE of any necessity to increase the limits of the fire and property damage policy to insure that replacement cost coverage is provided. All premiums for insurance provided for or required under this Lease shall be paid by the LESSEE.

SECTION 22: OFFSET STATEMENTS

         Within ten (10) days after receipt of written request either party shall furnish to the other a statement certifying that this Lease is in full force and effect (if such be the case) and either that there are no defenses or offsets thereto or starting those defenses or offsets.

SECTION 23: EMINENT DOMAIN

         In the event the entire Premises are appropriated or taken under the power of eminent domain by any public or quasi-public authority this Lease shall terminate and expire as of the date of such taking and LESSEE shall thereupon be released from any further liability hereunder. All of the eminent domain award shall be paid to LESSOR and LESSEE shall have no claim therein or thereto except as hereinafter provided.

         In the event any material part of the Premises are appropriated or taken under the power of eminent domain by any public or quasi-public authority so that LESSEE is unable to continue to conduct its business in a manner it deems necessary, LESSEE shall have the right to cancel and terminate this Lease as of the date of such taking upon giving to LESSOR notice in writing of such election within thirty (30) days after receipt by LESSEE from LESSOR of written notice that said Premises have been so appropriated or taken. In the event of such cancellation LESSEE shall thereupon be released from any further liability under this Lease. LESSOR agrees immediately after any appropriation or taking to give LESSEE notice in writing thereof.

         If this Lease is terminated in either manner hereinabove provided, the rent for the last month of the LESSEE's occupancy shall be prorated and LESSOR agrees to refund to LESSEE any rent paid in advance.

         If this Lease shall not be terminated, as in this article provided, but shall continue as to that portion of the Premises which shall not have been appropriated or taken, then in that event LESSOR agrees to make the condemnation award available to LESSEE and LESSEE agrees to immediately restore the building and/or parking lot and the land remaining to a complete unit of similar quality and character as existed prior to such appropriation or taking, and the rent hereinabove reserved for the Premises in their original condition shall be adjusted and fixed at an amount equal to the then fair rental value of the Premises as so restored.

         In the event of any such taking or condemnation of said Premises, or any portion thereof, owned by LESSOR and regardless of whether this Lease survives, the entire amount awarded for the Premises in any such proceeding shall belong to and be paid to the LESSOR, and LESSEE agrees to execute and deliver any assignment or other document necessary to permit LESSOR to recover any such award. However, any amount that may be awarded as relocation expenses and/or for damages to any fixtures or equipment owned by LESSEE in said Premises, so taken or condemned, shall belong to and be paid to LESSEE.

SECTION 24: ARBITRATION CONCERNING RENT

         In the event LESSOR and LESSEE should be unable to agree upon the amount of rent for any new term of this Lease arising from the options provided in Paragraph 3 hereof, or in the event LESSOR and LESSEE should be unable to agree upon an adjustment in rent following a partial taking of the Premises by eminent domain as provided for in Paragraph 22 hereof, the amount of rent in such instances shall be determined and fixed by a board of three
(3) arbiters, and a decision by a majority of the arbiters shall be deemed final and binding on LESSOR and LESSEE. One of such arbiters shall be appointed by LESSOR, the other by LESSEE, and the third arbiter shall be selected by the first two so appointed. If either LESSOR or LESSEE elects to have such arbitration, he shall give the other notice in writing of the name and address of the arbiter appointed by him, and the party receiving such notification shall then within fifteen (15) days give written notice to the other party of the name and address of his appointed arbiter.

SECTION 25: HOLDING OVER

         If the LESSEE shall hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided for by the laws of the State of Washington then in effect. During such tenancy, LESSEE agrees to pay to the LESSOR the same monthly rental as set forth herein, unless a different rate is agreed upon, and be bound by all the terms, covenants and conditions as herein specified, so far as applicable.

SECTION 26: QUITE ENJOYMENT

         Upon payment by the LESSEE of the rents herein provided, and upon the observance and performance of the covenants, terms and conditions on LESSEE's part to be observed and performed, LESSOR covenants that LESSEE shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by LESSOR or any person or persons lawfully or equitably claiming by, through or under the LESSOR.

SECTION 27: NO PARTNERSHIP

         LESSOR does not in any way or for any purpose become a partner of LESSEE in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with LESSEE.

SECTION 28: CAPTIONS

         The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or in any way affect this Lease.

SECTION 29: REMOVAL OF PROPERTY

         In the event of any entry in, or taking possession of, the Premises as aforesaid, the LESSOR shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and may store the same in any place selected by LESSOR, including but not limited to a public warehouse, at the expense and the risk of the owners thereof, with the right to sell such stored property after thirty (30) days' notice to LESSEE and the owner thereof, after it has been stored for a period of one hundred eighty (180) days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from LESSEE to LESSOR under the terms hereof, the balance, if any, to be paid to the LESSEE.

SECTION 30: WAIVER OF SUBROGATION

         Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any improvements or any of its other property located within or upon, or constituting a part of, the Premises leased to LESSEE hereunder, which loss or damage is covered by valid and collectible fire, extended coverage endorsement, and vandalism and/or malicious mischief endorsement insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire, extended coverage endorsement, and vandalism and/or malicious mischief endorsement, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

SECTION 31: CONSENT RESPONSES

         In any case herein provided in which LESSOR's consent is necessary before LESSEE may act and in which LESSOR has agreed not to unreasonably withhold such consent, in the event that LESSOR fails to either give notice of consent to such act or to give notice of refusal to consent to such act within fourteen (14) days of receipt by LESSOR of written notice of request for such consent, LESSOR's failure to so respond shall be deemed to be consent by LESSOR to the requested act.

SECTION 32: NOTICE

         Any notice required or permitted hereunder shall be in writing and shall be deemed given and received only when personally delivered (by overnight courier service or facsimile transmission or otherwise) and actually received by the recipient at the following addresses or facsimile numbers:

         If to the LESSOR:

               Benaroya Capital Company, L.L.C.
               1001 Fourth Avenue, Suite 4700
               Seattle, Washington 98154
               Attn: Larry Benaroya, Manager
               Fax No. (206) 447-9384

         If to the LESSEE:

               Eagle Hardware & Garden, Inc.
               981 Powell Avenue SW
               Renton, Washington 98055
               Attn: Richard Takara, President and CEO
               Fax No. (425) 204-5169

         With a copy to:

               William N. Moloney
               Attorney for Eagle
               5711 N.E. Tolo Road
               Bainbridge Island, Washington 98110
               Fax No. (206) 842-5340

         Either party may change its address above by written notice given as aforesaid.

SECTION 33: PARTIES BOUND: THIRD PARTIES

         This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There are no third party beneficiaries hereof, this Lease being solely for the benefit of LESSOR, LESSEE and any assignee of LESSEE.

SECTION 34: TIME OF ESSENCE

         Time is of the essence of this Lease.

SECTION 35: RISK OF LOSS

         LESSOR shall bear the risk of all loss or damage to the Premises and the Personal Property from all causes through the Completion Date. If, prior to the Completion Date, all or part of the Premises or Personal Property is damaged by fire or by any other insured casualty, or any portion of the Premises is taken by eminent domain or threatened by such a taking, LESSOR shall promptly give to LESSEE full written notice of the same and shall keep LESSEE fully informed as to any insurance matters related thereto. LESSOR shall use its reasonable best efforts to restore and repair damage and replace damaged elements of the Premises and the Personal Property utilizing the insurance proceeds or condemnation award such that the same shall be put, to the extent possible, into at least as good of a quality and condition as immediately prior to such damage and shall thereafter proceed to complete construction of the Improvements as contemplated and within the timeframe required herein.

SECTION 36: INTERPRETATION

         This Lease is the full and final agreement of LESSOR and LESSEE with respect to the Lease of the Assets and supersedes all prior negotiations, offers, counter offers and letters of intent. This Lease may only be amended by a written instrument, executed by LESSOR and LESSEE. No waiver of any right by LESSEE shall be established absent proof of a written document, executed by LESSEE, expressly setting forth such waiver. In the event any provision hereof is unenforceable as written, the parties desire that such provision be enforced to the fullest extent of the law, and that the balance of this Lease remain fully enforceable. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

SECTION 37: SURVIVAL

         All Warranties, and LESSEE's right to enforce or assert a breach of the same, shall survive any investigation by LESSEE, execution hereof, and the Completion Date. All indemnity, default and attorneys' fees provisions hereof, together with all provisions hereof which so contemplate shall survive termination hereof and/or the Completion Date and shall not be so merged.

SECTION 38: ATTORNEYS FEES

         In the event of litigation between the parties concerning the Assets, this Lease, or the rights and duties of either in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to receive from the losing party a reasonable sum as and for its costs and attorneys fees incurred both at and in preparation for trial and any appeal or review, such sum to be set by the court(s) before which the matter is heard. The foregoing provision shall apply to arbitration proceedings, and also to any proceedings of any nature in bankruptcy court, including proceedings regarding issues unique to bankruptcy law.

SECTION 39: REPRESENTATION

         Each of the parties hereto have been represented by legal counsel of their choice in respect to this transaction. This Lease shall not be construed adversely against either party by reason of the attorney for such party having prepared the same for review by the parties.

SECTION 40: COUNTING OF DAYS

         Whenever a time period set forth in this Lease would otherwise expire on a Saturday, Sunday or banking or federally recognized holiday, such time period shall be deemed extended to the next following business day.

SECTION 41: EXHIBITS

A. Description of Real Property
B. Site Plan and Schernatic Design
C. Specifications
D. Construction Schedule
E. Permitted Exceptions

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                          LESSEE:
                          EAGLE HARDWARE & GARDEN DISTRIBUTION SERVICES, INC.

                          /s/ Richard T. Takata
                          ---------------------------------------------------
                          By:      Richard T. Takata
                          Its:     President

Date 11-17-97

                          LESSOR:
                          KENT CENTRAL, L.L.C.

                          /s/ Larry R. Benaroya
                          ---------------------------------------------------
                          By:      Larry R. Benaroya
                          Its:     Manager

Date 12-01-97

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         On this 17 day of November 1997, before me, a Notary Public in and for the State of Washington, personally appeared Richard T. Takata, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute this instrument, and acknowledged it as the President of EAGLE HARDWARE & GARDEN DISTRIBUTION SERVICES, INC. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in this instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                              Sibyl Tice
                          ---------------------------------------------------
                          NOTARY PUBLIC in and for the State of Washington, residing at Auburn
                          My appointment expires 2-7-98

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         On this 1 day of December, 1997, before me, a Notary Public in and for the State of Washington, personally appeared Larry R. Benaroya, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute this instrument, and acknowledged it as the Manager of KENT CENTRAL, L.L.C. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in this instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                          /s/ Debbie B. Jones
                          ---------------------------------------------------
                          NOTARY PUBLIC in and for the State of Washington, residing at (illegible)
                          My appointment expires 7-21-98

                               AMENDMENT NO. 1 TO
                                 BUILD TO SUIT
                    WAREHOUSE AND DISTRIBUTION CENTER LEASE

         THIS AMENDMENT NO. 1 TO BUILD TO SUIT WAREHOUSE AND DISTRIBUTION LEASE (this "Amendment") is dated for reference purposes the 9th day of February, 1998, and is by and between KENT CENTRAL, a Washington limited liability company ("Lessor") and EAGLE HARDWARE & GARDEN DISTRIBUTION SERVICES, INC., a Washington corporation ("Lessee").

                                    RECITALS

         A. Lessor and Lessee are parties to that certain Build to Suite Warehouse and Distribution Center Lease dated as of June 18, 1997, (the "Lease").

         B. Because Lessor has made, and will make, at the request of Lessee, significant improvements to the Premises which are unique to Lessee's use of the Premises and which improvements would need to be modified or replaced for any other use of the Premises, Lessor and Lessee have agreed to amend the Lease to provide for a significant Security Deposit to insure Lessee's performance under the Lease and to insure Lessor that, in the event of a default by Lessee under the Lease, Lessor will be compensated for changes Lessor will be required to make to sell or lease the Premises to another party.

         Now, therefore, the parties agree that the Lease shall be amended to provide as follows:

         1.  New Section.  A new Section 6A shall be added to the Lease to
             -----------
read as follows:

SECTION 6A:       SECURITY DEPOSIT

                  Lessee has deposited with Chicago Title Insurance Company ("CTI") the sum of $3,325,000 (the "Deposit"), which Deposit is held under CTI's Escrow Account No. 483716-SS in an interest bearing account with interest accruing for the benefit of the party who obtains the Deposit. The Deposit shall continue to be held by CTI for the benefit of Lessor to ensure Lessee's performance under this Lease and may be used by Lessor to compensate Lessor for any damages suffered by

         Lessor if Lessee defaults under the Lease. Upon Lessor certifying to CTI that Lessor has suffered damages by reason of the default of Lessee under the Lease, then CTI shall pay over the Deposit to Lessor immediately without any further action necessary by either Lessor or Lessee and Lessee hereby approves of said payment by CTI.

         2. Ratification. Except as expressly set forth in this Amendment,
            ------------
the Lease shall remain in full force and effect and its terms and provisions are hereby ratified.

         In witness whereof, the parties have executed this Amendment as of the date first written above.

                          LESSOR:
                          -------

                          KENT CENTRAL, L.L.C., a Washington
                          Limited Liability Company



                          By:              Larry R. Benaroya
                             ------------------------------------------------
                             Its Manager

                          LESSEE:

                          EAGLE HARDWARE & GARDEN DISTRIBUTION
                          SERVICES, INC., a Washington corporation


                          By:              Richard D. Takata
                             ------------------------------------------------
                             Its: President

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         On this 5th day of March, 1998, before me personally appeared Larry
R. Benaroya, to me known to be a member of KENT CENTRAL, L.L.C., the limited liability company what executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first above written.


                          /s/ Debbie B. Jones
                          ---------------------------------------------------
                          Notary Public in and for the State of Washington, residing at Shoreline
                          My commission expires: 7-21-98

                          /s/ Debbit B. Jones
                          ---------------------------------------------------
                          [Type or Print Notary Name]










(Use This Space for Notarial Seal Stamp)

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

         I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         On this 23rd day of February, 1998, before me personally appeared
                 , to me known to be the             of EAGLE HARDWARE & GARDEN
----------------                         -----------
DISTRIBUTION SERVICES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         WITNESS my hand and official seal hereto affixed the day and year first above written.



                         -------------------
                         Notary Public in and for the State of Washington, residing at ___________________
                         My commission expires:______________

                         -----------------------
                         [Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)